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Exhibit 10.1

HOSTOPIA.COM INC.
2000 STOCK OPTION PLAN

1.     Purpose

        The purposes of the Plan are to advance the interests of the Company and its stockholders, by providing a long-term incentive compensation program that will be an incentive to the Key Employees of the Company and its Subsidiaries whose contributions are important to the continued success of the Company and its Subsidiaries. It is generally recognized that stock option plans of the nature provided for herein aid in retaining and encouraging employees and directors of exceptional ability because of the opportunity offered them to acquire a proprietary interest in the Company.

2.     Definitions

        2.1   "Award Notice" means a written notice from the Company to a Participant that sets forth the terms and conditions of Stock Options awarded to the Participant under the Plan in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

        2.2   "Board" means the Board of Directors of the Company.

        2.3   "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

        2.4   "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan. The Committee shall consist of not less than three members, each of whom shall be "disinterested" as defined by Rule 16b-3 under the Exchange Act as amended from time to time.

        2.5   "Common Stock" means the common stock, $.001 par value, of the Company.

        2.6   "Company" means Hostopia.com Inc., a Delaware corporation.

        2.7   "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time.

        2.8   "Fair Market Value" with respect to a share of Common Stock subject to Stock Option, on any date means the average of the high and low sales prices on that date of a share of Common Stock as reflected in the report of the most senior exchange on which the Company is listed provided, however, that if no shares of Common Stock have been publicly traded for more than ten (10) days immediately preceding such date, then the Fair Market Value of a share of Common Stock shall be determined by the Committee acting in good faith in such manner as it may deem appropriate.

        2.9   "Foreign Private Issuer" has the meaning assigned to it in the rules promulgated under the Exchange Act.

        2.10 "Insider" has the meaning assigned to it in the Securities Act (Ontario), as amended (other than a person who falls within that definition by virtue of being a director or senior officer of a subsidiary of the Company).

        2.11 "Key Employee" means an officer, other employee or a director of the Company or a Subsidiary as determined by the Committee.

        2.12 "Participant" means any individual to whom Stock Options have been awarded by the Committee under this Plan.

        2.13 "Plan" means the Hostopia.com Inc. 2000 Stock Option Plan.

        2.14 "Stock Option" means an award of stock options for shares of Company Common Stock.

        2.15 "Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent and the power to elect a majority of directors.

3.     Administration of Stock Option Plan

        The Plan shall be administered by the Committee. The Committee shall have the authority to: (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper administration of the Plan; (c) select Key Employees to receive Stock Options under the Plan; (d) determine and modify the form of Stock Options awarded under the Plan, the number of Stock Options awarded to any Key Employee, except that any awards made to Committee members must be approved by the Board, and all the terms and conditions of Stock Options awarded under the Plan, including the time and conditions of exercise or vesting; (e) grant waivers of Plan terms and conditions, provided that such waivers are not inconsistent with Section 16 of the Exchange Act or the Securities Act (Ontario) and the rules promulgated thereunder; (f) accelerate the vesting of any Stock Option when any such action would be in the best interests of the Company; and (g) take any and all other action it deems advisable for the proper administration of the Plan subject to Board Approval. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive.

4.     Eligibility

        Any Key Employee is eligible to become a Participant in the Plan.

5.     Shares Available

        The maximum number of shares of Common Stock which shall be available for award of Stock Options under the Plan during its term shall not exceed 4,000,000, the maximum number of shares of Common Stock with respect to which Stock Options may be granted to any individual Key Employee during any calendar year shall not exceed 500,000; all subject to adjustment as provided in paragraph 12. Any shares of Common Stock related to Stock Options which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall be available again for award under the Plan.

6.     Effective Date

        The Plan shall become effective as of May 31, 2000.

7.     Participation

        The Committee shall select Participants, determine the type of awards (Stock Options) to be awarded, and establish in the related Award Notices the applicable terms and conditions of the Stock Options in addition to those set forth in this Plan and any administrative rules issued by the Committee.

8.     Stock Options

        8.1    General.    Stock Options may be awarded to any Key Employee and shall be evidenced by an Award Notice with terms and conditions consistent with the Stock Option Plan.

        8.2    Price.    The price at which Common Stock may be purchased upon exercise of a Stock Option shall be established by the Committee, but such price shall not be less than the Fair Market Value of the Common Stock on the date of the Stock Option's award.

        8.3    Restrictions Relating to Stock Options.    Stock Options shall, in addition to being subject to all applicable terms and conditions established by the Committee, comply with the Code and the Income Tax Act (Canada).

        8.4    Term.    Unless the Committee determines otherwise, Stock Options will have a term of seven years.

        8.5    Committee Decisions.    All decisions made by the Committee acting reasonably shall be binding on the Participant.

9.     Exercise of Stock Options.    Upon exercise, the option price of a Stock Option shall be paid in cash.

10.   Termination of Employment

        Subject to paragraph 14, if a Participant's employment with the Company or a Subsidiary terminates whether for cause or otherwise for a reason other than death, disability, or an approved reason, all the Participant's unvested Stock Options shall be canceled or forfeited as the case may be, unless the Participant's Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of his death, disability or termination for an approved reason.

11.   Nonassignability

        Except as otherwise provided by the Committee, in its sole discretion, in the Award Notice, no Stock Option awarded under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance and a Participant's Stock Options shall be exercisable during the Participant's lifetime only by him.

12.   Adjustment of Shares Available

        12.1    Changes in Stock.    In the event of changes in the Common Stock by reason of a Common Stock dividend, stock consolidation or stock split-up or combination, appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Plan, the number of shares with respect to which Stock Options may be granted to any individual Key Employee during any calendar year and the number of shares subject to outstanding Stock Options, without change in the aggregate purchase price to be paid therefor. Such proper adjustment as may be deemed equitable by the Committee in its discretion may be made to give effect to any other change affecting the Common Stock.

        12.2    Changes in Capitalization.    In case of a merger or consolidation of the Company with another corporation, a reorganization of the Company, a reclassification of the Common Stock of the Company, or other changes in the capitalization of the Company, appropriate adjustment shall be made for the protection and continuation of any outstanding Stock Options by either (i) the substitution, on an equitable basis, of appropriate stock, stock options or other securities, to which holders of outstanding Stock Options will be entitled pursuant to such transaction or succession of transactions, or (ii) by appropriate adjustment in the number of shares issuable pursuant to the exercise of outstanding Stock Options and the option price of outstanding Stock Options, as deemed appropriate by the Committee and any such adjustment shall be binding on the holder of the Stock Option.

13.   Tax Withholding

        Payment by Participant.    Each Participant shall be responsible for the payment of all applicable taxes or other local taxes of any kind including, without limitation, United States, Canadian, state, provincial or local income taxes, United States FICA, Social Security and Canadian Employment Insurance and CPP and Employment with respect to amounts includable in the Participant's gross income for Federal income tax purposes with respect to any Stock Option awarded pursuant to the Plan. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

14.   Non-competition Provision

        The Committee may provide in any Award Notice that the Participant shall forfeit all his unexercised Stock Options if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, owner, promoter, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of the Company.

15.   Amendments of Awards

        The Committee may at any time unilaterally amend the Award Notice for any unexercised Stock Option then subject to restrictions to the extent it deems appropriate; provided, however, that any such amendment which is adverse to a Participant, other than any amendment required by a stock exchange or other regulatory body, shall require the Participant's consent.

16.   Regulatory Approvals and Listings

        Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock upon the exercise of any Stock Option prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any provincial, state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

17.   No Right to Continued Employment or Awards

        Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Key Employee at any time. Further, the adoption of this Plan shall not be deemed to give any person any right to be selected as a Participant or to be awarded any Stock Options.

18.   Record Keeping

        The Company shall maintain a register in which shall be recorded (a) the name and address of each Participant; (b) any Participant's exercise of Stock Options; (c) the number of unissued shares reserved for issuance pursuant to an Option; and (d) such other information as the Committee may determine.

19.   Amendments to the Stock Option Plan

        The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of shares of Common Stock which may be issued under the Plan (except as specified in paragraph 12), or (c) materially modify the requirements as to eligibility for participation in the Plan. Any such amendment shall, if required, be subject to the prior approval of, or acceptance by, any stock exchange on which the shares are listed and posted for trading.

20.   Takeovers, Mergers or Other Business Combinations

        In the event the Company proposes to amalgamate, merge or consolidate into another company (hereinafter called the Successor Company), the Participant shall be entitled to receive upon the subsequent exercise of such Participant's Option in accordance with the terms hereof and shall accept in lieu of the number of Shares to which such Participant was theretofor entitled upon such exercise but for the same aggregate consideration payable therefore, the aggregate number of shares of the appropriate class and/or other consideration from the Company or the Successor Company (as the case may be) that the Participant would have been entitled to receive as a result of such reclassification, reorganization or other change.

21.   No Right, Title or Interest in Company Assets

        No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his name and such rights are granted to the Participant under paragraph 9.

22.   No Representation or Warranty

        The Company makes no representation or warranty as to the future market value of any shares issued in accordance with the provisions of the Plan.

23.   Foreign Private Issuer Status

        If, and for so long as, the Company is not a Foreign Private Issuer or if the directors and officers of the Company otherwise become subject to Section 16 of the Exchange Act, then notwithstanding any provision of the Plan to the contrary (a) the Plan shall be administered by the Committee; (b) the Committee shall determine and designate, from time to time, the individuals to whom awards shall be made hereunder, the amount of the awards and the other terms and conditions of such awards; and (c) the Committee may, subject to Subsection 23 (b) and Section 19 amend or modify the Plan to the extent that the Committed, based upon the advice of legal counsel, considers necessary or desirable to bring the Plan into compliance with Rule 16b-3 under the Exchange Act.

24.   Governing Law

        The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

    •

        Dear                                     :

        The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Hostopia.com Inc. (the "Company") has awarded to you stock options under the 2000 Stock Option Plan (the "Plan"). This award will enable you to participate in the future progress of our Company and will reflect your efforts as we move forward.

        Your new stock options are described in the balance of this letter agreement between us. This letter constitutes your Award Notice with respect to the options described herein.

        The Plan text governs the operation of the Plan as well as the terms and conditions of your stock options granted under the Plan and is incorporated herein by reference. A copy of the Plan text is enclosed. Any initially capitalized terms not defined in this letter agreement shall have the same meaning as it is defined in the Plan.

GRANT OF OPTIONS

        You are hereby granted, effective    •    , stock options ("Options") to purchase                                      (                                    ) shares of common stock, $0.001 par value, of the Company ("Common Stock") at a purchase or option price of US$    •    per share. The purchase or option price is the Fair Market Value of a share of Common Stock on    •    , as determined in good faith by the Committee by reference to an arm's length sale of shares on the same date and in accordance with the Plan.

        Your Options expire at the end of the day on    •    , and may not be exercised thereafter. As discussed below, your Options may expire sooner if your employment with the Company or a Subsidiary terminates before then.

EXERCISE OF OPTIONS

        Your Options shall be exercisable in accordance with the schedule set forth below, and to the extent then exercisable, may be exercised in whole or in part.

  •
  Up to                          shares of Common Stock (one third of the total shares under your Options) may be purchased on or after     •    ;

  •
  Up to                          shares of Common Stock (one third of the total shares under your Options) may be purchased on or after     •    ;

  •
  Up to                          shares of Common Stock (one third of the total shares under your Options) may be purchased on or after     •    .

        To exercise your Options to purchase shares of Common Stock you must deliver to the Secretary of the Company written notice of exercise specifying the number of shares of Common Stock to be purchased together with the full payment of the purchase or option price for the shares. Cheques should be made payable to Hostopia.com Inc. Certificates for shares purchased will be delivered to you as soon as practicable after you exercise your Options.

TERMINATION OF EMPLOYMENT

        Except as otherwise provided in the Plan, on termination of your employment with the Company or a Subsidiary for any reason whether for cause or otherwise other than death, Disability (as defined below), or an approved reason as determined by the Committee, your unvested Options shall terminate.

        On termination of your employment with the Company or a Subsidiary by reason of your death, Disability (as defined below), or an approved reason, all of your Options shall become exercisable and you, or in the event of your death, your estate or the person to whom your rights under your Options are transferred by will or the laws of descent and distribution, or, in the event of your Disability (as defined below), your legal representative or committee, may, within one (1) year after the date of such termination or such longer period as determined by the Committee, in its sole discretion, purchase all or part of the shares under your Options.

        On termination of your employment with the Company or a Subsidiary for any other reason, all of your vested Options must be exercised within thirty (30) days after the date of notice of such termination or such longer period as determined by the Committee, in its sole discretion.

        For purposes of your Options and this letter agreement, the term "Disability" means total disability entitling you to benefits under the Company's long-term disability plan, as in effect from time to time.

        Notwithstanding the foregoing, your Options may not be exercised after                                                 .

ADMINISTRATION OF THE PLAN; AUTHORITY OF THE COMMITTEE

        The Plan shall be administered by the Committee. The Committee has the authority, in its sole discretion, to interpret the Plan and all grants and awards of options thereunder, to establish, amend and rescind rules and regulations relating to the Plan, and to make any determination it believes necessary or advisable for the administration of the Plan. The scope of the Committee's authority is more fully described in the Plan. All decisions of the Committee in the administration of the Plan are conclusive and binding on you.

FORFEITURE OF UNEXERCISED OPTIONS

        If (1) in the opinion of the Committee, you, without the written consent of the Company, engage directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, owner, promoter or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary, or (2) you perform any act or engage in any activity which in the opinion of the Committee is inimical to the best interests of the Company, your unexercised Options shall be deemed forfeited and shall cease to be exercisable. In addition, if you terminate your employment with the Company or a Subsidiary for any reason, any Options that have not vested will be forfeited.

MISCELLANEOUS

        Subsequent to the execution and delivery of this Award Notice and without any additional consideration, you shall sign and deliver or cause to be signed and delivered any further legal instruments and perform any acts, which are or may be requested or required by the shareholders, directors or officers of the Company, including without limitation any shareholder agreement.

        You have no right to assign or transfer your Options, except by will, or by the laws of descent and distribution and during your life, your Options are exercisable only by you.

        Nothing in this letter agreement, the Plan or your Options confers on you any right to continue in the employment of the Company or a Subsidiary or restricts the right of the Company or a Subsidiary to terminate your employment.

        This letter agreement shall be binding on and inure to the benefit of the Company (and its successors and assigns) and you (and your estate).

        This letter agreement shall be governed, construed and enforced in accordance with the Plan and with the laws of the State of Delaware, without regard to principles of conflicts or choice of law.

ACCEPTANCE

        If the foregoing is acceptable to you, kindly acknowledge your acceptance and agreement by signing the enclosed copy of this letter and returning it to me by     •    .

Very truly yours,

By

AGREED TO AND ACCEPTED this day of , 200•.

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HOSTOPIA.COM INC. 2000 STOCK OPTION PLAN